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                                                                   EXHIBIT 3.11

                            CERTIFICATE OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            TEJAS POWER CORPORATION


                  Tejas Power Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Board of Directors of Tejas Power Corporation resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, That the Amended and Restated Certificate
                  of Incorporation of this corporation be amended as follows:

                  The name of the corporation is changed to "TPC Corporation."

         SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD:   That said amendment was duly adopted in accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Tejas Power Corporation has caused this certificate to be signed by Marilyn I. Eckersley, its Assistant Secretary, this 6th day of May, 1996.


                                               /s/  Marilyn I. Eckersely
                                               --------------------------------
                                               Name: Marilyn I. Eckersley
                                               Title:    Assistant Secretary